Exhibit 4.1

                            Fixed Rate Senior Note


REGISTERED                                         REGISTERED
No. FXR                                            U.S. $25,000,000
                                                   CUSIP: 617446AY5


               Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


         IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.


                           MORGAN STANLEY GROUP INC.
                   SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                 (Fixed Rate)

                   EXCHANGEABLE NOTES DUE DECEMBER 31, 2001
          Exchangeable for American Depositary Receipts Representing
                          Class A Ordinary Shares of
                            SMITHKLINE BEECHAM plc




















ORIGINAL ISSUE DATE:         INITIAL REDEMPTION        INTEREST RATE:      ORIGINAL
December 13, 1995            DATE: N/A                 N/A                 MATURITY
                                                                           DATE:
                                                                           December 31,
                                                                           2001

INTEREST ACCRUAL DATE:       INITIAL REDEMPTION        APPLICABILITY       OPTIONAL
   N/A                       PERCENTAGE: N/A           OF MODIFIED         REPAYMENT
                                                       PAYMENT UPON        DATES(S):
                                                       ACCELERATION:          N/A
                                                          N/A

TOTAL AMOUNT OF OID:         ANNUAL REDEMPTION         If yes, state
$164.86 per $1,000           PERCENTAGE                Issue Price:
principal amount of          REDUCTION:
this Note                        N/A

ORIGINAL YIELD TO            SPECIFIED CURRENCY:
MATURITY:                    U.S. Dollars
3.0% per annum
computed on a semi-annual
bond equivalent
basis based on the
Issue Price calculated
from the Original
Issue Date.


INITIAL ACCRUAL
PERIOD: N/A


APPLICABILITY OF             APPLICABILITY OF
ISSUER's OPTION TO           ANNUAL INTEREST
EXTEND ORIGINAL              PAYMENTS: N/A
MATURITY DATE: N/A

If yes, state Final
Maturity Date:


OTHER PROVISIONS:
(See Below)


Issue Price:............................... 83.514%

SBH American Depositary Receipts........... SBH American Depositary Receipts
                                            ("SBH ADRs") evidence SBH American
                                            Depositary Shares of SmithKline
                                            Beecham plc, a public limited
                                            company incorporated under the
                                            laws of England ("SmithKline
                                            Beecham").

Exchange Right:............................ On any Exchange Date (as defined below), subject to a prior call
                                            of this Note by the Issuer for
                                            cash in an amount equal to the
                                            Call Price (as defined below) as
                                            described under "Company Exchange
                                            Right" below, the holder of this
                                            Note shall be entitled upon (i)
                                            completion by the holder and
                                            acknowledgment by the Issuer and
                                            the Calculation Agent of the
                                            "Official Notice of Exchange," in
                                            substantially the form of Annex A
                                            attached hereto, prior to 11:00
                                            a.m. New York City time on the
                                            Exchange Notification Date (as
                                            defined below) and (ii) delivery
                                            on such Exchange Notification Date
                                            of this Note to the Trustee, to
                                            exchange each $1,000 principal
                                            amount of this Note for 13.1182
                                            (the "Exchange Ratio") SBH ADRs,
                                            subject to any adjustments (x) to
                                            the Exchange Ratio or (y) in the
                                            stock, other securities or other
                                            property or assets (including
                                            cash) to be delivered instead of
                                            or in addition to such SBH ADRs as
                                            a result of any corporate event
                                            described under "Adjustments to
                                            the Exchange Ratio" below, in each
                                            case, required to be made prior to
                                            the close of business on the first
                                            Business Day after any such
                                            Exchange Date (as defined herein).
                                            Upon any such exchange, the Issuer
                                            may, at its sole option, deliver
                                            such SBH ADRs (or such stock, other
                                            securities or other property or
                                            assets (including cash) to be
                                            delivered instead of or in
                                            addition to such SBH ADRs as
                                            aforesaid) or pay an amount in
                                            cash for each $1,000 principal
                                            amount of this Note equal to the
                                            Exchange Ratio as of the close of
                                            business on such Exchange Date
                                            times the ADR Market Price on the
                                            Exchange Date, as determined by
                                            the Calculation Agent, in lieu of
                                            such SBH ADRs; provided that if a
                                            Delisting Date (as defined below)
                                            has occurred, the Issuer will pay
                                            such cash amount and will not
                                            deliver SBH ADRs.  Such delivery
                                            or payment shall be made 3
                                            Business Days after any Exchange
                                            Date, subject to delivery of this
                                            Note to the Trustee on the
                                            Exchange Notification Date as
                                            aforesaid.

                                            Prior to 10:30 a.m. on the second
                                            Business Day immediately
                                            succeeding any Exchange Date, the
                                            Issuer shall cause the Calculation
                                            Agent to provide written notice to
                                            the Trustee at its New York office
                                            and to The Depository Trust
                                            Company, or any successor
                                            depositary ("DTC"), on which
                                            notice the Trustee and DTC may
                                            conclusively rely, (i) of its
                                            receipt of any such "Official
                                            Notice of Exchange," (ii) of the
                                            Issuer's determination to deliver
                                            shares of SBH ADRs (or, if
                                            applicable, any other stock, other
                                            securities or other property or
                                            assets (including cash) to be
                                            delivered as a result of any
                                            corporate event described in
                                            paragraphs 5 or 6 under
                                            "Adjustments to Exchange Ratio"
                                            below) or to pay cash and (iii)
                                            if SBH ADRs are to be delivered
                                            (or, if applicable, any other
                                            stock, other securities or other
                                            property or assets (including
                                            cash)), of the number of SBH ADRs
                                            (or units of other securities or
                                            amounts of other property or
                                            assets (including cash)) to be
                                            delivered (and of the amount of
                                            any cash to be paid in lieu of
                                            fractional SBH ADRs, if
                                            applicable, or of any other stock,
                                            other securities or other property
                                            or assets (including cash) for
                                            each $1,000 principal amount of
                                            this Note or, if cash is to be
                                            paid, of the amount of such cash
                                            for each $1,000 principal amount
                                            of this Note.

                                            The Issuer shall, or shall cause
                                            the Calculation Agent to, deliver
                                            any such SBH ADRs (or any other
                                            stock, other securities or other
                                            property or assets (including
                                            cash)) or such cash to the Trustee
                                            for delivery to the holders.

No Fractional Shares:...................... If upon any exchange of this Note the Issuer chooses to deliver SBH
                                            ADRs (and, if applicable, any
                                            other stock or other securities),
                                            the Issuer shall pay cash in lieu
                                            of delivering fractional SBH ADRs
                                            (and, if applicable, of any other
                                            stock or securities) in an amount
                                            equal to the corresponding
                                            fractional ADR Market Price of
                                            such fraction of SBH ADRs (or, if
                                            applicable, of such other stock or
                                            other securities) on such Exchange
                                            Date or on the second Exchange
                                            Date immediately prior to the Call
                                            Date, as applicable, as determined
                                            by the Calculation Agent on such
                                            Exchange Date.

Exchange Ratio:............................ 13.1182, subject to adjustment for certain corporate events.  See
                                            "Adjustments to Exchange Ratio"
                                            below.

Exchange Notification Date:. . . . . . .    The Business Day (as defined
                                            below) immediately prior to any
                                            Exchange Date.

Exchange Date:............................. Any Exchanges Trading Day that is also a Business Day and that falls
                                            during the period beginning March
                                            13, 1996 and ending on the day
                                            prior to the earliest of (i) the
                                            Maturity Date, (ii) the Call Date
                                            and (iii) in the event of a call
                                            for cash in an amount equal to the
                                            Call Price as described under
                                            "Company Exchange Right" below,
                                            the Company Notice Date.

Company Exchange Right:.................... On or after December 15, 1998, the
                                            Issuer may call this Note, in
                                            whole but not in part, for cash in
                                            an amount equal to the Call Price;
                                            provided that, if Parity as
                                            determined by the Calculation
                                            Agent on the Exchanges Trading Day
                                            immediately prior to the Company
                                            Notice Date is equal to or greater
                                            than the Call Price, the Issuer
                                            shall, at its sole option (which
                                            election shall be made by the
                                            Issuer (and written notification
                                            of such election be given by the
                                            Issuer to the Trustee and DTC)
                                            prior to 10:30 a.m. on the
                                            Exchange Date immediately prior to
                                            the Call Date), either (i) deliver
                                            SBH ADRs (and, if applicable, any
                                            other stock, other securities or
                                            other property or assets
                                            (including cash)) at the Exchange
                                            Ratio or (ii) pay cash in an
                                            amount equal to Parity, in each
                                            case as determined on the second
                                            Exchange Date immediately prior to
                                            the Call Date.

                                            On the Company Notice Date, the
                                            Issuer shall give notice of the
                                            Issuer's exercise of the Company
                                            Exchange Right (i) to the holder
                                            of this Note by mailing notice of
                                            such exercise by first class mail,
                                            postage prepaid, at least 30 days
                                            and not more than 60 days prior to
                                            the date (the "Call Date") on
                                            which the Issuer shall effect such
                                            exchange at the holder's last
                                            address as it shall appear upon
                                            the registry books, (ii) to the
                                            Trustee by telephone or facsimile
                                            confirmed by mailing such notice
                                            to the Trustee by first class mail,
                                            postage prepaid, at its New York
                                            office and (iii) to DTC in
                                            accordance with the applicable
                                            procedures set forth in the Letter
                                            of Representations related to this
                                            Note.  Any notice which is mailed
                                            in the manner herein provided
                                            shall be conclusively presumed to
                                            have been duly given, whether or
                                            not the holder of this Note
                                            receives the notice.  Failure to
                                            give notice by mail, or any defect
                                            in the notice to the holder of any
                                            Note shall not affect the validity
                                            of the proceedings for the
                                            exercise of the Company Exchange
                                            Right with respect to any other
                                            Note.

                                            The notice of the Issuer's
                                            exercise of the Company Exchange
                                            Right to the holder of this Note,
                                            to the Trustee and to DTC shall
                                            specify the Call Date, whether
                                            Parity on the Exchanges Trading
                                            Day immediately prior to the
                                            Company Notice Date, as determined
                                            by the Calculation Agent, is less
                                            than the Call Price applicable to
                                            such Company Notice Date so that
                                            the Issuer will pay such
                                            applicable Call Price in cash on
                                            the Call Date, the place or places
                                            of payment of cash, or, if Parity,
                                            as so determined, is equal to or
                                            greater than such applicable Call
                                            Price, the place or places of
                                            delivery of the SBH ADRs and, if
                                            applicable, of any other stock,
                                            other securities or other property
                                            or assets (including cash) to be
                                            delivered as a result of any
                                            corporate event described in
                                            paragraphs 5 or 6 under
                                            "Adjustments to the Exchange
                                            Ratio" (and of any cash to be paid
                                            in lieu of fractional SBH ADRs
                                            (and, if applicable, of any such
                                            other stock or securities)), the
                                            number of SBH ADRs (and, if
                                            applicable, the quantity of any
                                            other stock, other securities or
                                            other property or assets (including
                                            cash)) to be delivered per $1,000
                                            principal amount of this Note,
                                            that such delivery will be made
                                            upon presentation and surrender of
                                            this Note and that such exchange
                                            is pursuant to the Company
                                            Exchange Right.

                                            The notice of the Issuer's
                                            exercise of the Company Exchange
                                            Right shall be given by the Issuer
                                            or, at the Issuer's request, by
                                            the Trustee in the name and at the
                                            expense of the Issuer.

                                            If SBH ADRs (and, if applicable,
                                            any stock, other securities or
                                            other property or assets
                                            (including any cash)) is to be
                                            delivered and, as a result of any
                                            corporate event described under
                                            "Adjustments to the Exchange
                                            Ratio" occurring during the period
                                            from and including the Company
                                            Notice Date to the close of
                                            business on the second Exchange
                                            Date prior to the Call Date, the
                                            Calculation Agent makes any
                                            adjustment to the Exchange Ratio
                                            and consequent adjustment to the
                                            number of SBH ADRs to be delivered
                                            or any adjustment to the quantity
                                            of any other stock, other
                                            securities or other property or
                                            assets (including cash) due to the
                                            holder of this Note, the
                                            Calculation Agent shall give
                                            prompt notice of any such
                                            adjustments to the Trustee at its
                                            New York Office and to DTC, on
                                            which notice the Trustee and DTC
                                            may conclusively rely.  No
                                            adjustment to the Exchange Ratio
                                            shall be made as a result of any
                                            corporate event occurring after
                                            the close of business on the
                                            second Exchange Date prior to the
                                            Call Date.

                                            If this Note is so called for
                                            mandatory exchange, then, unless
                                            the holder subsequently exercises
                                            his Exchange Right (the exercise
                                            of which will not be available to
                                            the holder following a call for
                                            cash in an amount equal to the
                                            Call Price), the SBH ADRs (and, if
                                            applicable, any other stock, other
                                            securities or other property or
                                            assets (including cash)) or cash
                                            to be delivered to the holder of
                                            this Note shall be delivered on
                                            the Call Date fixed by the Issuer
                                            and set forth in its notice of
                                            exchange, upon delivery of this
                                            Note to the Trustee.  The Issuer
                                            shall, or shall cause the
                                            Calculation Agent to, deliver such
                                            SBH ADRs or cash to the Trustee for
                                            delivery to the holder.

                                            If this Note is not surrendered
                                            for exchange on the Call Date, it
                                            shall be deemed to be no longer
                                            Outstanding under, and as defined
                                            in, the Senior Indenture (as
                                            defined below) after the Call
                                            Date, except with respect to the
                                            holder's right to receive SBH ADRs
                                            (and, if applicable, any other
                                            stock, other securities or other
                                            property or assets (including
                                            cash)) or cash due in connection
                                            with the Company Exchange Right.

Company Notice Date:....................... Any Exchanges Trading Day on or
                                            after December 15, 1998 on which
                                            the Issuer issues its notice of
                                            exchange.

Parity:.................................... With respect to any Exchanges
                                            Trading Day, an amount equal to
                                            the Exchange Ratio times the ADR
                                            Market Price (as defined below)
                                            on such Exchanges Trading Day.

Call Price:................................ 100% of the principal amount of this Note.

ADR Market Price:.......................... If the SBH ADRs are listed on a national securities exchange, are
                                            securities on The Nasdaq National
                                            Market ("NASDAQ NMS") or are
                                            included in the OTC Bulletin Board
                                            Service ("OTC Bulletin Board")
                                            operated by the National
                                            Association of Securities Dealers,
                                            Inc. (the "NASD"), the ADR Market
                                            Price of an SBH ADR for any
                                            Exchange Date means (i) the last
                                            reported sale price, regular way,
                                            on such day on the principal
                                            United States securities exchange
                                            registered under the Securities
                                            Exchange Act of 1934, as amended
                                            (the "Exchange Act") on which SBH
                                            ADRs are listed or admitted to
                                            trading or (ii) if not listed or
                                            admitted to trading on any such
                                            securities exchange or if such
                                            last reported sale price is not
                                            obtainable, the last reported sale
                                            price on the over-the-counter
                                            market as reported on the NASDAQ
                                            NMS or OTC Bulletin Board on such
                                            day. If the last reported sale
                                            price is not available pursuant to
                                            clause (i) or (ii) of the preceding
                                            sentence, the ADR Market Price for
                                            any Exchange Date shall be the
                                            mean, as determined by the
                                            Calculation Agent, of the bid
                                            prices for an SBH ADR obtained
                                            from as many dealers in such SBH
                                            ADRs, but not exceeding three, as
                                            will make such bid prices
                                            available to the Calculation
                                            Agent.  If the ADR Market Price
                                            is not available in accordance
                                            with the two preceding sentences
                                            because a Delisting Date has
                                            occurred, the ADR Market Price for
                                            any Exchange Date shall be the ADR
                                            Equivalent Market Price (as
                                            defined below) on such Exchange
                                            Date as determined by the
                                            Calculation Agent.  The term
                                            "NASDAQ NMS security" shall
                                            include a security included in any
                                            successor to such system and the
                                            term "OTC Bulletin Board Service"
                                            shall include any successor
                                            service thereto.

NYSE Trading Day:.......................... A day on which trading is generally conducted in the
                                            over-the-counter market for equity
                                            securities in the United States
                                            and on the New York Stock Exchange
                                            (the "NYSE"), as determined by the
                                            Calculation Agent, and on which a
                                            Market Disruption Event has not
                                            occurred.

Exchanges Trading Day: . . . . . . . . .    Any NYSE Trading Day on which
                                            trading in equity securities is
                                            also generally conducted on The
                                            International Stock Exchange of
                                            the United Kingdom and the
                                            Republic of Ireland Limited (the
                                            "London Stock Exchange"), as
                                            determined by the Calculation
                                            Agent, and on which a Market
                                            Disruption Event has not occurred.

Business Day: . . . . . . . . . . . . .     Any day, other than a Saturday or
                                            Sunday that is neither a legal
                                            holiday nor a day on which banking
                                            institutions are authorized or
                                            required by law or regulation to
                                            close in The City of New York or
                                            the City of London.

Delisting Date: . . . . . . . . . . . .     The first date on which the SBH
                                            ADRs (or the American depositary
                                            shares or common stock of any
                                            SmithKline Beecham Survivor (as
                                            defined under "Adjustments to
                                            Exchange Ratio")) are not listed
                                            on any U.S. national securities
                                            exchanges, traded through the
                                            facilities of a U.S. national
                                            securities system or are
                                            permanently suspended from trading
                                            (within the meaning of the
                                            Exchange Act and the rules and
                                            regulations thereunder) on each
                                            such securities exchange and
                                            securities system on which such
                                            security is then listed.

ADR Equivalent Market Price: . . . . . .    The ADR Equivalent Market Price,
                                            for any Exchange Date, shall be
                                            the product of (x) five (5) (as
                                            such multiple may have been
                                            adjusted by the depository for the
                                            SBH ADRs as described in
                                            paragraphs 1 and 2 in "Adjustments
                                            to the Exchange Ratio" below) and
                                            (y) the A Share Market Price, which
                                            product shall be converted from
                                            pounds sterling into dollars at
                                            the spot buying rate prevailing
                                            on such date as determined by the
                                            Calculation Agent.

A Share Market Price: . . . . . . . . .     If Class A Ordinary Shares, par
                                            value 12.5p per share ("A
                                            Shares"), of SmithKline Beecham
                                            are listed on the London Stock
                                            Exchange, the A Share Market Price
                                            for any Exchange Date (or
                                            Exchanges Trading Day, as
                                            applicable) shall be (i) the
                                            closing price, as derived from the
                                            London Stock Exchange Daily
                                            Official List, of the A shares on
                                            such day, not being subject to any
                                            special provisions  (or, if no
                                            sale occurs on such day, the
                                            closing bid price on such day).
                                            If A Shares are not listed on the
                                            London Exchange (or are subject to
                                            any special provisions), the
                                            Market Price for the A Shares, for
                                            any Exchange Date (or Exchanges
                                            Trading Day, as applicable), shall
                                            be (i) the equivalent price by
                                            reference to such stock exchange
                                            or other securities market on
                                            which A Shares are principally
                                            traded, as the Calculation Agent
                                            shall determine in its sole
                                            discretion, on such day, not being
                                            subject to any special provisions,
                                            or, if such day is not a Business
                                            Day, the next succeeding Business
                                            Day that is also an Exchange Date
                                            (or Exchanges Trading Day, as
                                            applicable), converted (if
                                            necessary) into pounds sterling
                                            at the spot buying rate prevailing
                                            on such date as determined by the
                                            Calculation Agent.  For purposes
                                            of the immediately preceding
                                            sentence, a "Business Day" shall
                                            be a day on which banks are open
                                            for business in the city in which
                                            the relevant stock exchange is
                                            located and on which such stock
                                            exchange is open for business.
                                            If the A Share Market Price cannot
                                            be determined in accordance with
                                            the above provisions, then such A
                                            Share Market Price shall be deemed
                                            to be the value, for any Exchange
                                            Date (or Exchanges Trading Day,
                                            as applicable) (converted (if
                                            necessary), into pounds sterling,
                                            as aforesaid) as determined by the
                                            Calculation Agent whose
                                            determination shall be conclusive.

Calculation Agent:......................... Morgan Stanley & Co. Incorporated
                                            ("MS & Co.")

Adjustments to the Exchange Ratio:......... The Exchange Ratio shall be adjusted as follows:

                                             1.  If the A Shares are subject
                                            to a stock split or reverse stock
                                            split, then once such split has
                                            become effective, the Exchange
                                            Ratio shall be adjusted to equal
                                            the product of the prior Exchange
                                            Ratio and the number of shares
                                            issued in such stock split or
                                            reverse stock split with respect
                                            to one A Share; provided, however,
                                            that if SmithKline Beecham and the
                                            depositary for the SBH ADRs shall
                                            have adjusted the number of A
                                            Shares represented by each SBH ADR
                                            so that the price of such SBH ADR
                                            would not be affected by such
                                            stock split or reverse stock
                                            split, as determined by the
                                            Calculation Agent, no adjustment
                                            of the Exchange Ratio shall be
                                            made.


                                            2.  If the A Shares are subject
                                            to a stock dividend (issuance of
                                            additional A Shares that is given
                                            ratably to all holders of A
                                            Shares), then once the dividend on
                                            the SBH ADRs corresponding to such
                                            dividend has become effective with
                                            respect to the SBH ADRs and SBH
                                            ADRs are trading ex-dividend, the
                                            Exchange Ratio shall be adjusted
                                            so that the new Exchange Ratio
                                            shall equal the prior Exchange
                                            Ratio plus the product of (i) the
                                            number of shares issued with
                                            respect to one A Share and (ii)
                                            the prior Exchange Ratio; provided,
                                            however, that if SmithKline
                                            Beecham and the depositary for the
                                            SBH ADRs shall have adjusted the
                                            number of A Shares represented by
                                            each SBH ADR so that the price of
                                            such SBH ADR would not be affected
                                            by such stock dividend, as
                                            determined by the Calculation
                                            Agent, no adjustment to the
                                            Exchange Ratio shall be made.


                                            3.  There shall be no adjustments
                                            to the Exchange Ratio to reflect
                                            cash dividends or other
                                            distributions paid with respect to
                                            the A Shares other than
                                            distributions described in
                                            paragraph 6 below and
                                            Extraordinary A Share Dividends
                                            as described below.  An A Share
                                            Dividend shall be deemed an
                                            "Extraordinary A Share Dividend"
                                            if such A Share Dividend exceeds
                                            the immediately preceding
                                            non-Extraordinary A Share Dividend
                                            by an amount equal to at least 10%
                                            of the A Share Market Price on the
                                            Exchanges Trading Day preceding
                                            the ex-dividend date for the
                                            payment of such Extraordinary A
                                            Share Dividend (the "ex-dividend
                                            date") on the A Shares.  If an
                                            Extraordinary A Share Dividend
                                            occurs, the Exchange Ratio with
                                            respect to SBH ADRs shall be
                                            adjusted on the ex-dividend date
                                            with respect to such Extraordinary
                                            A Share Dividend so that the new
                                            Exchange Ratio shall equal the
                                            product of (i) the then current
                                            Exchange Ratio and (ii) a
                                            fraction, the numerator of which
                                            is the A Share Market Price on the
                                            Exchanges Trading Day preceding
                                            the ex-dividend date, and the
                                            denominator of which is the amount
                                            by which the A Share Market Price
                                            on the Exchanges Trading Day
                                            preceding the ex-dividend date
                                            exceeds the Extraordinary A Share
                                            Dividend Amount.  The
                                            "Extraordinary Dividend Amount"
                                            with respect to an Extraordinary A
                                            Share Dividend shall equal (i) in
                                            the case of cash dividends or other
                                            distributions that constitute
                                            quarterly dividends, the amount
                                            per A Share of such Extraordinary
                                            A Share Dividend minus the amount
                                            per A Share of the immediately
                                            preceding non-Extraordinary A
                                            Share Dividend or (ii) in the case
                                            of cash dividends or other
                                            distributions that do not
                                            constitute quarterly dividends,
                                            the amount per A Share of such
                                            Extraordinary A Share Dividend.
                                            To the extent an Extraordinary A
                                            Share Dividend is not paid in cash,
                                            the value of the non-cash
                                            component shall be determined by
                                            the Calculation Agent, whose
                                            determination shall be conclusive.
                                            A distribution on the SBH ADRs
                                            described in paragraph 6 below
                                            that also constitutes an
                                            Extraordinary ADR Dividend shall
                                            only cause an adjustment to the
                                            Exchange Ratio pursuant to
                                            paragraph 6.


                                            4.  If SmithKline Beecham is being
                                            liquidated or is subject to a
                                            proceeding under any applicable
                                            bankruptcy, insolvency or other
                                            similar law, this Note shall
                                            continue to be exchangeable into
                                            SBH ADRs so long as an ADR Market
                                            Price for the SBH ADRs is
                                            available.  If an ADR Market Price
                                            is no longer available for the SBH
                                            ADRs for whatever reason,
                                            including the liquidation of
                                            SmithKline Beecham or the
                                            subjection of SmithKline Beecham
                                            to a proceeding under any
                                            applicable bankruptcy, insolvency
                                            or other similar law, then the
                                            value of an SBH ADR shall equal
                                            zero for so long as no ADR Market
                                            Price is available.

                                            5.  If there occurs any
                                            reclassification or change of
                                            the A Shares, or if SmithKline
                                            Beecham has been subject to a
                                            merger, combination or
                                            consolidation and is not the
                                            surviving entity, or if there
                                            occurs a sale or conveyance to
                                            another corporation of the
                                            property and assets of
                                            SmithKline Beecham as an
                                            entirety or substantially as an
                                            entirety, in each case as a
                                            result of which the holders of
                                            A Shares shall be entitled to
                                            receive stock, other securities
                                            or other property or assets
                                            (including cash) with respect
                                            to or in exchange for such A
                                            Shares, then the holder of this
                                            Note shall be entitled
                                            thereafter to exchange this
                                            Note into the kind and amount
                                            of shares of stock, other
                                            securities or other property or
                                            assets (including cash) that
                                            the holder would have owned or
                                            been entitled to receive upon
                                            such reclassification, change,
                                            merger, combination,
                                            consolidation, sale or
                                            conveyance had the holder
                                            exchanged this Note for SBH
                                            ADRs and exchanged the SBH ADRs
                                            for A Shares immediately prior
                                            to any such corporate event.
                                            At such time, no adjustment
                                            shall be made to the Exchange
                                            Ratio.

                                            6.  If SmithKline Beecham
                                            issues to all holders of A
                                            Shares (and consequently of SBH
                                            ADRs) equity securities of an
                                            issuer other than SmithKline
                                            Beecham (other than in a
                                            transaction described in
                                            paragraph 5 above), then the
                                            holder of this Note shall be
                                            entitled to receive such new
                                            equity securities upon exchange
                                            of this Note.  The Exchange
                                            Ratio for such new equity
                                            securities shall equal the
                                            product of the Exchange Ratio
                                            in effect for the SBH ADRs at
                                            the time of the issuance of
                                            such new equity securities
                                            times the product of (x) five
                                            (5)(as such multiple may have
                                            been adjusted by the depository
                                            as described in paragraphs 1
                                            and 2 above) and (y) the number
                                            of shares of the new equity
                                            securities issued with respect
                                            to one A Share.

                                            7.  In the event that SmithKline
                                            Beecham and the depositary for the
                                            SBH ADRs elect, in the absence of
                                            any of the events described in
                                            paragraph 1, 2 or 3 above, to
                                            change the number of A Shares that
                                            are represented by each SBH ADR,
                                            the Exchange Ratio on any
                                            Exchanges Trading Day after the
                                            change becomes effective will be
                                            proportionately adjusted.

                                            No adjustments to the Exchange
                                            Ratio shall be required unless
                                            such adjustment would require a
                                            change of at least 0.1% in the
                                            Exchange Ratio then in effect.
                                            The Exchange Ratio resulting from
                                            any of the adjustments specified
                                            above shall be rounded to the
                                            nearest one thousandth with five
                                            ten-thousandths being rounded
                                            upward.

                                            No adjustments to the Exchange
                                            Ratio shall be made other than
                                            those specified above.

                                            The Calculation Agent shall be
                                            solely responsible for the
                                            determination and calculation of
                                            any adjustments to the Exchange
                                            Ratio and of any related
                                            determinations and calculations
                                            with respect to any distributions
                                            of stock, other securities or
                                            other property or assets
                                            (including cash) in connection
                                            with any corporate event described
                                            in paragraph 5 or 6 above, and its
                                            determinations and calculations
                                            with respect thereto shall be
                                            conclusive.

                                            The Calculation Agent shall
                                            provide information as to any
                                            adjustments to the Exchange Ratio
                                            upon written request by the holder
                                            of this Note.

Market Disruption Event:................... "Market Disruption Event" means:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            SBH ADRs or A Shares on the
                                            primary market for SBH ADRs or A
                                            Shares for more than two hours of
                                            trading or during the one-half
                                            hour period preceding the close of
                                            trading in such market; or the
                                            suspension or material limitation
                                            on the primary market for trading
                                            in options contracts related to
                                            SBH ADRs or A Shares, if
                                            available, during the one-half
                                            hour period preceding the close of
                                            trading in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that the event
                                            described in clause (i) above
                                            materially interfered with the
                                            ability of the Issuer or any of
                                            its affiliates to unwind all or
                                            a material portion of the hedge
                                            with respect to the Exchangeable
                                            Notes Due December 31, 2001
                                            (Exchangeable For American
                                            Depositary Receipts Representing
                                            Class A Ordinary Shares of
                                            SmithKline Beecham plc).

                                            For purposes of determining
                                            whether a Market Disruption Event
                                            has occurred: (1) a limitation on
                                            the hours or number of days of
                                            trading will not constitute a
                                            Market Disruption Event if it
                                            results from an announced change
                                            in the regular business hours of
                                            the relevant exchange, (2) a
                                            decision to permanently
                                            discontinue trading in the
                                            relevant contract will not
                                            constitute a Market Disruption
                                            Event, (3) limitations pursuant
                                            to New York Stock Exchange Rule
                                            80A (or any applicable rule or
                                            regulation enacted or promulgated
                                            by the New York Stock Exchange,
                                            any other self-regulatory
                                            organization, the Securities and
                                            Exchange Commission, the London
                                            Stock Exchange or any other
                                            exchange relevant to the
                                            determination of the ADR Market
                                            Price or the A Share Market Price,
                                            as applicable of similar scope as
                                            determined by the Calculation
                                            Agent) on trading during
                                            significant market fluctuations
                                            shall constitute a Market
                                            Disruption Event, (4) a suspension
                                            of trading in an options contract
                                            on SBH ADRs or A Shares by the
                                            primary securities market trading
                                            in such options, if available, by
                                            reason of (x) a price change
                                            exceeding limits set by such
                                            securities exchange or market, (y)
                                            an imbalance of orders relating to
                                            such contracts or (z) a disparity
                                            in bid and ask quotes relating to
                                            such contracts will constitute a
                                            suspension or material limitation
                                            of trading in options contracts
                                            related to SBH ADRs or A Shares
                                            and (5) an "absence of trading" on
                                            the primary securities market on
                                            which options contracts related to
                                            SBH ADRs or A Shares are traded
                                            shall not include any time when
                                            such securities market is itself
                                            closed for trading under ordinary
                                            circumstances.


               Morgan Stanley Group Inc., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of U.S. $25,000,000 (United States Dollars Twenty-Five Million), on the Original Maturity Date specified above or, if the maturity hereof is extended in accordance with the procedures set forth below to an Extended Maturity Date, as defined below, on such Extended Maturity Date (except to the extent previously redeemed or repaid) and to pay interest thereon at the Interest
Rate per annum specified above or, if the interest rate hereon is reset or re-established in connection with an extension of maturity in accordance with the procedures specified on the reverse hereof, at the interest rate per annum determined pursuant to such procedures, from the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), semiannually in arrears on the first day of March and September in each year (each such date an "Interest Payment Date") commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

               Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Interest Accrual Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable at maturity (or on any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

               As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars, Australian dollars or European Currency Units (ECUs"), in the principal financial center of the country of the Specified Currency, (ii) with respect to Notes denominated in Australian dollars, in Sydney and (iii) with respect to Notes denominated in ECUs, that is not a non-ECU clearing day, as determined by the ECU Banking Association in Paris.

               Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. Payment of the principal of and premium, if any, and interest on this Note will be made in the Specified Currency indicated above; provided, however, that U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If this Note is denominated in a Specified Currency other than U.S. dollars, payments of interest hereon will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If such wire transfer instructions are not so received, such interest payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.



DATED: December 13, 1995               MORGAN STANLEY GROUP INC.



                                       By_________________________________
                                         Title:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION


This is one of the Notes referred
to in the within-mentioned
Senior Indenture.

CHEMICAL BANK,
  as Trustee



By_______________________________
            Authorized Officer


                              REVERSE OF SECURITY


               This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Senior Indenture, dated as of April 15, 1989, as supplemented by a First Supplemental Indenture dated as of May 15, 1991 (as so supplemented, the "Senior Indenture"), between the Issuer and Chemical Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed Chemical Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

               This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

               If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               Notwithstanding the foregoing, this Note may be redeemed in accordance with the terms of any Extension Notice, as defined below, sent to the holder hereof as described below.

               If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment
Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified
Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               If so indicated on the face of this Note, the Issuer has the option to extend the Original Maturity Date hereof for one or more periods of one or more whole years (each an "Extension Period") up to but not beyond the Final Maturity Date specified on the face hereof and in connection therewith to establish a new interest rate and new redemption provisions for the Extension Period.

               The Issuer may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to the Original Maturity Date or, if the maturity hereof has already been extended, prior to the maturity date then in effect (an "Extended Maturity Date"), such notice to be accompanied by the form of the Extension Notice referred to below. No later than 38 days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Paying Agent will mail to the holder hereof a notice (the "Extension Notice") relating to such Extension Period, first class mail, postage prepaid, setting forth (a) the election of the Issuer to extend the maturity of this Note; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Paying Agent of an Extension Notice to the holder of this Note, the maturity hereof shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms it had prior to the mailing of such Extension Notice.

               Notwithstanding the foregoing, not later than 10:00 A.M., New York City time, on the twentieth calendar day prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice
(or if such day is not a Business Day, not later than 10:00 A.M., New York City time, on the immediately succeeding Business Day), the Issuer may, at its option, revoke the interest rate provided for in such Extension Notice and establish a higher interest rate for the Extension Period by causing the Paying Agent to send notice of such higher interest rate to the holder of this Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Issuer and the Paying Agent. Such notice shall be irrevocable. All Notes with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear such higher interest rate for the Extension Period, whether or not tendered for repayment.

               If the Issuer elects to extend the maturity hereof, the holder of this Note will have the option to require the Issuer to repay this Note on the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on such Maturity Date, the holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice and except that if the holder hereof has tendered this Note for repayment pursuant to this paragraph he may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 P.M., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect (or, if such day is not a Business Day, until 3:00 P.M., New York City time, on the immediately succeeding Business Day).

               Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

               In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

               This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

               This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this
Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; provided, however, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance.

               The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

               In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

               The Senior Indenture provides that, (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

               If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

               The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected; or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each debt security so affected.

               Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

               If payment in respect of this Note is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer's control or are no longer used as either the unit of account of the European Community or as the currency of the European Union, then all payments in respect of this Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

               The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Issuer or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used as the unit of account of the European Community. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Issuer or such agent on the basis of the most recently available Market Exchange Rates for such Components.

               All determinations referred to above made by the Issuer or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and binding on the holder of this Note.


               So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

               With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

               No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

               Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.


                                 ABBREVIATIONS



               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM-as tenants in common
         TEN ENT-as tenants by the entireties
         JT TEN-as joint tenants with right of survivorship and not as tenants in common


         UNIF GIFT MIN ACT-...........Custodian..............
                             (Cust)                (Minor)

         Under Uniform Gifts to Minors Act...................
                                                   (State)


               Additional abbreviations may also be used though not in the above list.


                               -------------


               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]


                                       !
---------------------------------------!
                                       !
--------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE,
OF ASSIGNEE]


--------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably


--------------------------------------------------------------
constituting and appointing such person attorney to transfer


--------------------------------------------------------------
such note on the books of the Issuer, with full power of


--------------------------------------------------------------
substitution in the premises.


Dated:_____________________




NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


                           OPTION TO ELECT REPAYMENT


               The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________
                          (Please print or typewrite
                     name and address of the undersigned)


               If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: __________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
______________________________.



Dated:_______________
                                 ___________________________________________
                                 NOTICE:  The signature on this
                                 Option to Elect Repayment must
                                 correspond with the name as written
                                 upon the face of the within
                                 instrument in every particular
                                 without alteration or enlargement.



                                                                       ANNEX A


                          OFFICIAL NOTICE OF EXCHANGE

                                          Dated: [On or after March 13, 1996]
                                                  --------------------------

Morgan Stanley Group Inc.
1585 Broadway
New York, New York  10036

Morgan Stanley & Co. Incorporated, as
  Calculation Agent
1585 Broadway
New York, New York  10036
Fax No.: (212) 761-0028
(Attn:  Richard P. Sandulli)

Dear Sirs:

               The undersigned holder of the Medium Term Notes, Series C (Senior Fixed Rate Notes), Exchangeable Notes Due December 31, 2001 (Exchangeable for American Depositary Receipts ("SBH ADRs") Representing Class A Ordinary Shares of SmithKline Beecham plc) of Morgan Stanley Group Inc. (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the next Exchange Date after the date hereof (or, if this letter is received after 11:00 a.m. on any Business Day, as of the second Exchange Date after the date hereof, provided that such day is prior to the earliest of (i) December 31, 2001, (ii) the Call Date and
(iii) in the event of a call for cash at the Call Price, the Company Notice
Date), the Exchange Right as described in Pricing Supplement No. 23 dated December 6, 1995 (the "Pricing Supplement") to the Prospectus Supplement dated March 29, 1995 and the Prospectus dated March 29, 1995 related to Registration Statement No. 33-57833. Capitalized terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Company will deliver, at its sole option, SBH ADRs of SmithKline Beecham or cash 3 Business Days after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.


                                       Very truly yours,

                                       __________________________
                                           [Name of Holder]


                                       By:_______________________
                                                [Title]


                                       ___________________
                                                [Fax No.]

                                       $__________________________
                                         Principal Amount of Notes
                                          surrendered for exchange



Receipt of the above Official
Notice of Exchange is hereby acknowledged

MORGAN STANLEY GROUP INC., as Issuer

MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent


By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent


By: _________________________________________
    Title:


Date and time of acknowledgement_____________